UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

The Western Union Company (the “Company”) was notified on August 24, 2009, that due to the transition of recordkeeping duties to Schwab Retirement Plan Services, Inc. effective October 1, 2009, participants in The Western Union Company Incentive Savings Plan and the Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees (the “Plans”) will be temporarily unable, among other things, to transfer funds out of or obtain a loan or distribution during a blackout period expected to begin during the week of September 20, 2009 and end during the week of October 4, 2009 (the “Blackout Period”) from the Western Union Stock Fund, which holds Company common stock. The Western Union Stock Fund (through its predecessor, the First Data Corporation Stock Fund) has been frozen to new investment since January 1, 2006.

As a result of the foregoing, on August 28, 2009, the Company sent a notice to its directors and executive officers informing them of the Blackout Period, during which they will be prohibited from engaging in transactions in equity securities of the Company (the “Notice”).

The Notice was provided to the Company’s directors and executive officers pursuant to the requirements of Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

During the Blackout Period and for a period of two years thereafter, a security holder or other interested person may obtain without charge information regarding the Blackout Period, including the actual beginning and ending dates of the Blackout Period, by contacting Steven Christoffersen, Senior Counsel, The Western Union Company, 12500 E. Belford Avenue, M21A3, Englewood, CO 80112, Telephone (720) 332-4436, Fax (720) 332-0522.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Notice of Blackout Period to Directors and Executive Officers of The Western Union Company dated August 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: August 28, 2009	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Blackout Period to Directors and Executive Officers of The Western Union Company dated August 28, 2009